Exhibit 99.1

TIX CORPORATION REPORTS 2008 SECOND QUARTER
AND FIRST SIX MONTH RESULTS

Second Quarter Revenue Increases Over 250% Y-O-Y to $16.9 million; First Half
Revenue Increases Over 500% Y-O-Y to $40.0 million

Cash Provided by Operations Grows to $2.5 million for the First Half of 2008,
Compared to Used in Operations of ($2.6) Million in the Prior Year Period

STUDIO CITY, Calif., August 18, 2008 — Tix Corporation (Nasdaq:TIXC), a leading integrated entertainment organization offering ticketing services, event merchandising and concert and theatrical productions, today reported results for the three and six months ended June 30, 2008.

Second quarter 2008 revenue increased 258% to $16.9 million, compared to $4.7 million recorded in the comparable period last year. Net loss for the second quarter decreased to $1.2 million, or $(0.04) per diluted share, compared to a loss of $6.2 million, or $(0.32) per diluted share, reported in the second quarter of 2007.

The Company's revenue for the six months ended June 30, 2008 was $40.0 million, compared to $6.5 million during the same period in 2007. Net loss for the first six months of 2008 improved to $704,000, or $(0.02) per diluted share, compared to the first six months 2007 net loss of $6.7 million, or $(0.35) per diluted share.

The Company generated $1.5 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) for the first six months of 2008 compared to an EBITDA loss during the same period last year of $6.5 million.

“We are very pleased with our overall results during the first half of 2008 as strong revenue growth and improving expense margins highlight the success of our strategy to leverage discount ticketing with our merchandising and entertainment businesses,'' said Mitch Francis, President and CEO of Tix Corporation. “We have successfully built an entertainment platform that has us positioned for long-term profitable growth both organically and through additional strategic acquisitions.”

Mr. Francis continued, “Our Ticketing Service segment improved its operating income by over 22% to $1.4 million for the second quarter of 2008. This was offset by an operating loss in our Exhibit Merchandising and Live Entertainment segments due to the seasonal slow-down of touring shows and the slower consumer environment and lower attendance at the exhibits in Europe. We anticipate stronger profitability in the third and fourth quarters of 2008.

Overall revenue from the Company’s Ticketing Services subsidiary, Tix4Tonight, which includes revenue from both discount and premium ticket sales, was $3.4 million for the second quarter of 2008 compared to $4.7 million in the prior year period. The Company’s discount ticketing division, Tix4Tonight increased ticket sales by 57% to 253,000 tickets and gross ticket sales for the second quarter increased 71% to $12.8 million. Revenue grew 30% to $3.0 million during the second quarter of 2008 compared to $2.3 million in the prior year period. Revenue from the Company’s premium ticketing division, Tix4AnyEvent, was $0.3 million compared to $2.4 million in the prior year period, and reflects management’s decision to give up certain season seats to sporting events that, though they generated significant income, provided little or no net income. Additionally, during the second quarter of 2007 the Company participated in the distribution of premium tickets to two major boxing matches, for which there was no corresponding event in 2008. Miscellaneous revenue from discount golf, and dinner reservations increased 25% year over year to $71,000. The Company currently has exclusive and non-exclusive agreements with approximately 75 Las Vegas shows and attractions, out of a total of approximately 85 running at any given time.

Exhibit Merchandising (EM), which operates retail specialty stores for touring museum exhibitions, generated revenue of $3.0 million during the second quarter of 2008. EM currently has four gift shops. These include the gift shop for “Tutankhamun and the World of the Pharaohs” in London, England, and Vienna, Austria which operates through September 2008, the gift shop for the “Egyptian Undersea Treasures” in Madrid, Spain that opened April 15, 2008 and a gift shop supporting “Real Pirates”, which opened in Philadelphia in May, 2008.

Tix Productions (TPI), comprised of Magic Arts and Entertainment and New Space Entertainment, generated $10.5 million of revenue during the second quarter of 2008 and an operating loss of $418,000. Operating income for the six months ended June 30, 2008 was $1.1 million. TPI currently produces the North American tours of “Michael Flatley’s Lord of the Dance”, “The Magic of David Copperfield”, “Jesus Christ Superstar”, and “Rain, The Beatles Experience”. During the third and fourth quarters of 2008 the Company’s productions will also include “Mannheim Steamroller” and “Bob The Builder Live.” The Company is currently working on “101 Dalmations! The Musical!,” scheduled for fourth quarter 2009.

Mr. Francis concluded, “In a very short period of time we have built a leading entertainment platform through our three strategic and complementary divisions of Tix4Tonight, Exhibit Merchandising and Tix Productions. We are excited about our long-term growth opportunities in this multi-tiered industry and look forward to improving our operating results in the second half of 2008.”

Non-GAAP Financial Measures

The following includes the financial measure of performance earnings before interest, income taxes, depreciation and amortization, or EBITDA, that is a commonly used measure of performance in the entertainment industry. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in United States of America or GAAP. Management has historically evaluated its operating performance with this non-GAAP measure.

EBITDA is presented solely as a supplemental disclosure because (1) management believes it enhances an overall understanding of its past and current performance; (2) management believes it is a useful tool for investors to assess the operating performance of the business in comparison to other entertainment businesses since EBITDA excludes certain items that may not be indicative of management’s operating results; (3) measures that are comparable to EBITDA are often used as an important basis for the valuation of entertainment companies; and (4) management uses EBITDA internally to evaluate its operating performance in comparison to its competitors.

The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to any GAAP financial measure including net income as an indicator of management’s performance or cash flows provided by operating activities as an indicator of the Company’s liquidity, nor should it be considered as an indicator of management’s overall performance. Management’s calculation of EBITDA maybe different from the calculation of EBITDA or other similarly titled measurements used by other entertainment companies and therefore comparability may be limited. EBITDA eliminates certain substantial recurring items from net income, such as depreciation, amortization, interest expense and income taxes. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Company’s results. We compensate for these limitations by providing the relevant disclosure of depreciation and amortization, interest expense and income taxes are excluded in the calculation of EBITDA both in the reconciliation to the GAAP financial measure of net income (loss) and in the consolidated financial statements and related footnotes, all of which should be considered when evaluating the Company’s results. Management strongly encourages readers to review our financial information in its entirety and not to rely on a single measure. A reconciliation of EBITDA to net income (loss) follows:

		Three months ended		Three months ended
		June 30, 2008		June 30, 2007

Net loss		$(1,166,000)		$(6,196,000)

Interest income	$11,000		$5,000
Interest expense	(4,000)		(40,000)
Net interest income (expense)	$7,000	7,000	$(35,000)	(35,000)

Depreciation		121,000		54,000
Amortization		981,000		66,000
Income taxes		(82,000)		-

EBITDA		$(153,000)		$(6,041,000)

		Six months ended		Six months ended
		June 30, 2008		June 30, 2007

Net loss		$(704,000)		$(6,716,000)

Interest income	$45,000		$12,000
Interest expense	(10,000)		(46,000)
Net interest income (expense)	$35,000	35,000	$(34,000)	(34,000)

Depreciation		237,000		99,000
Amortization		1,987,000		85,000
Income Taxes		-		-

EBITDA		$1,485,000		$(6,498,000)

Investor Conference Call

The conference call is scheduled to begin at 6:00 a.m. PT / 9:00 a.m. ET on Tuesday, August 19, 2008. Participants can access the call by dialing 800-762-8779 (domestic) or 480-248-5081 (international). In addition, the call will be webcast on the Investor Relations section of the Company’s web site at: www.tixcorp.com where it will also be archived for two weeks. A telephone replay will also be available for two weeks. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 3911832.

About TIX Corporation

Tix Corporation is an integrated entertainment organization offering ticketing services, event merchandising and concert and theatrical productions. It currently operates five prime locations in Las Vegas under the Tix4Tonight marquee — offering up to a 50 percent discount for same-day shows, concerts, attractions and sporting events. It also offers discount products for golf and dining at its sales locations in Las Vegas. The Company also offers premium tickets to concerts, theater and sporting events throughout the United States under its Tix4AnyEvent.com brand. Its Exhibit Merchandising operation is engaged in branding, product merchandise development and sales activities related to museum exhibitions and other events — including the King Tutankhamen and Real Pirates tours, selling themed souvenir memorabilia and collector's items in specialty stores in conjunction with the specific events and venues. The Company's newest division, Tix Productions is dedicated to concert and live theatrical promotion and production of events throughout the United States, Canada and Europe and operates under the banners of its recent acquisitions, Magic Arts and Entertainment and NewSpace Entertainment.

Safe Harbor Statement

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the Company's various filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

FINANCIAL STATEMENTS FOLLOW

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Revenues	$16,864,000	$4,712,000
Operating expenses:
Direct costs of revenues	12,323,000	2,910,000
Selling and marketing expenses.	799,000	306,000
General and administrative expenses, including non-cash equity-based costs of $593,000 and $5,118,000 in 2008 and 2007, respectively (including $388,000 and $57,000 for officers and directors in 2008 and 2007, respectively).	4,059,000	7,541,000
Depreciation and amortization	1,102,000	120,000
Total costs and expenses	18,283,000	10,877,000
Operating Loss	(1,419,000)	(6,165,000)
Other income (expense):
Other income	164,000	4,000
Interest income	11,000	5,000
Interest expense	(4,000)	(40,000)
Other income (expense), net	171,000	(31,000)
Loss from operations	(1,248,000)	(6,196,000)
Current income tax (benefit)	(82,000)	—
Net loss	(1,166,000)	(6,196,000)
Other comprehensive loss
Foreign currency translation adjustments	(44,000)	—
Comprehensive loss	$(1,210,000)	$(6,196,000)

Net loss per common share – basic and diluted	$(0.04)	$(0.32)

Weighted average common shares outstanding - basic and diluted	31,805,228	19,374,693

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	SIX MONTHS ENDED JUNE 30,
	2008	2007
	(Unaudited)	(Unaudited)
Revenues	$40,027,000	$6,459,000
Operating expenses:
Direct costs of revenues	29,054,000	3,624,000
Selling and marketing expenses.	2,175,000	561,000
General and administrative expenses, including non-cash equity-based costs of $1,195,000 and $5,613,000 in 2008 and 2007, respectively (including $776,000 and $100,000 for officers and directors in 2008 and 2007, respectively).	7,521,000	8,776,000
Depreciation and amortization	2,224,000	184,000
Total costs and expenses	40,974,000	13,145,000
Operating loss	(947,000)	(6,686,000)
Other income (expense):
Other income	208,000	4,000
Interest income	45,000	12,000
Interest expense	(10,000)	(46,000)
Other income (expense), net	243,000	(30,000)
Loss from operations	(704,000)	(6,716,000)
Current income tax expense	—	—
Net loss	(704,000)	(6,716,000)

Other comprehensive loss:
Foreign currency translation adjustments	(44,000)	—
Comprehensive loss	$(748,000)	$(6,716,000)

Net loss per common share – basic and diluted	$(0.02)	$(0.35)

Weighted average common shares outstanding –basic and diluted	31,224,025	19,042,164

TIX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash	$6,321,000	$7,417,000
Other receivable	—	345,000
Accounts receivable, net	1,226,000	129,000
Inventory	4,190,000	3,938,000
Prepaid expenses and other current assets	278,000	178,000
Total current assets	12,015,000	12,007,000

Property and equipment:
Office equipment and furniture	1,742,000	1,413,000
Equipment under capital lease	408,000	386,000
Leasehold improvements	320,000	313,000
	2,470,000	2,112,000
Less accumulated depreciation and amortization	(901,000)	(664,000)
Total property and equipment, net	1,569,000	1,448,000

Other assets:
Intangible assets:
Goodwill	31,987,000	27,115,000
Intangible assets, net	15,658,000	14,524,000
Total intangible assets	47,645,000	41,639,000
Capitalized theatrical costs	459,000	—
Deposits and other assets	75,000	74,000
Total other assets	48,179,000	41,713,000

Total assets	$61,763,000	$55,168,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,543,000	$1,945,000
Accounts payable – related party	330,000	—
Accrued expenses	1,431,000	1,082,000
Current portion of capital lease obligations	50,000	45,000
Deferred revenue	64,000	54,000
Total current liabilities	4,418,000	3,126,000
Non-current liabilities:
Capital lease obligations, less current portion	103,000	108,000
Deferred rent	114,000	188,000
Total non-current liabilities	217,000	296,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 500,000 shares authorized; none issued	—	—
Common stock, $0.08 par value; 100,000,000 shares authorized; 32,964,222 shares and 30,402,325 shares issued at June 30, 2008 and December 31, 2007, respectively	2,637,000	2,432,000
Additional paid-in capital	86,959,000	81,034,000
Accumulated deficit	(32,424,000)	(31,720,000)
Accumulated other comprehensive loss	(44,000)	—
Total stockholders’ equity	57,128,000	51,746,000
Total liabilities and stockholders' equity	$61,763,000	$55,168,000

Contact:	John Mills / Anne Rakunas
ICR, Inc.
(310) 954-1100